2017 Q3 Supplemental Information

Introduction Executive Summary 3 Company Profile & Investor Contacts 4 Capitalization Analysis & Research Coverage 5 2017 Guidance 6 Financial Information Consolidated Balance Sheet - GAAP 7 Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures 8 Consolidated Statements of Operations - GAAP 9 Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures 10 11 Net Operating Income 12 Third-Party Management Income 13 Capital Expenditure Summary 14 Debt Overview 15 Debt Covenant Compliance 16 Debt Maturities 17 Summary of Unconsolidated Joint Ventures 18 Operational & Portfolio Information Key Operating Metrics 19 Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue 20 Property Overview - Square Feet & Occupancy 21 Occupancy Summary 22 Leasing Summary 23 Lease Expiration Schedule 24 Lease Expiration by Market 25 Top 20 Tenants & Tenant Industry Profile 26 Transaction Activity (2015 - 2017) 27 - 28 Additional Information 29 Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO) 29 30 31 32 Definitions 33 Appendix 34 - 41 Forward Looking Statements: Supplemental Information - Q3 2017 2 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, future plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our 2017 guidance; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future repurchases of common stock; and market and industry trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other owners and operators of real estate); adverse economic or real estate developments in the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in foreign, domestic and local economies, changes in interest rates; potential liability for uninsured losses and environmental contamination; risks associated with joint ventures; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that would cause actual results to differ materially from those presented in our forward-looking statements see our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed periodic reports. On the Cover (left to right): 1800 M Street, Washington, DC, 245-249 West 17th Street, New York, NY, and 218 West 18th Street, New York, NY. Columbia Property Trust, Inc. Table of Contents Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) Reconciliation of Net Income to Normalized Funds From Operations (NFFO) Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties Reconciliation of Net Operating Income (based on GAAP rents), and Net Operating Income (based on cash rents) Pro Forma Reports

Columbia Property Trust, Inc. Executive Summary Supplemental Information – Q3 2017 3 Financial Results & Guidance:  For the third quarter of 2017, net income per diluted share was $0.84 (page 9) and Normalized FFO (NFFO)(1) per diluted share was $0.28 (page 11), cash flows from operations was $11.2 million (page 29) and Adjusted FFO (AFFO) (1) was $17.0 million (page 11).  We are updating our 2017 full year guidance for Net Income to a range of $1.52 to $1.55 per diluted share, and for NFFO to a range of $1.11 and $1.14 per diluted share. We have narrowed our previous guidance range now that timing of acquisitions has been determined. See page 6 for more information regarding our guidance.  Over the next 12 months, economic occupancy is expected to increase substantially from the current level of 82.3% as new leases commence and free-rent burns off (page 21), resulting in same-store net operating income (NOI)(1) growth, higher cash flows, and increased NFFO and AFFO. Quarterly Highlights:  Since June 30, 2017, we have invested $854.6 million in properties in New York and Washington, D.C. (page 27): - On July 6, 2017, we acquired a 49.5% interest in 114 5th Avenue in New York, through a joint venture for $108.9 million. - On October 11, 2017, we acquired a 55% interest in 1800 M Street in Washington, D.C. for $231.6 million, through a joint venture. - On October 11, 2017, we acquired 245-249 West 17th Street and 218 West 18th Street, both in New York, for $514.1 million.  On July 6, 2017, we sold a 22.5% interest in two of our San Francisco properties for $234.0 million (page 28).  We provide asset and property management services for the Market Square joint venture and these new San Francisco joint ventures. For more detail about the fees earned and the costs incurred related to such services, see page 13.  During the third quarter of 2017, we leased 178,000 square feet (page 23), including a five-year, 119,000-square foot lease renewal with DLA Piper at University Circle in East Palo Alto, which addresses our largest 2018 expiration.  Our portfolio is now 95.1% leased (page 21). For leases executed during the quarter, Columbia achieved a 106.9% increase in rental rates based on GAAP rents and a 67.7% increase in rental rates based on cash rents (page 23). Capitalization:  On July 25, 2017, we amended the terms of our $150 Million Term Loan to reduce the interest rate spread. As a result, the loan’s effectively fixed rate decreased from 3.52% to 3.07%. All other terms remain unchanged (page 15).  In August 2017, we repaid the $124.8 million 650 California Street mortgage note (page 15).  During the third quarter, we repurchased $30.1 million of our common stock (1.4 million shares at an average price of $21.02/share) (page 5).  For the third quarter of 2017, we paid dividends of $0.20 per share ($0.80 annualized), consistent with the first and second quarters (page 5). (1) For definitions and reconciliations of these non-GAAP financial metrics see pages 29 - 33.

Columbia Property Trust, Inc.

Company Profile & Investor Contacts

Company Overview

Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings primarily in competitive CBD locations within high-barrier-to-entry markets. As of September 30, 2017, our $4 billion portfolio included 16 operating properties, of which 12 are wholly-owned and four are owned through unconsolidated joint ventures, containing 8.2 million square feet, concentrated in New York, San Francisco, and Washington, D.C.

When evaluating the Company's performance and capital resources, management considers the financial impact of investments held directly and through unconsolidated joint ventures. This report includes financial and operational information for our wholly-owned investments and our proportional interest in unconsolidated investments. We share control of the operations of the properties owned through unconsolidated joint ventures, and recognize that proportional financial data may not accurately depict all of the legal and economic implications of our interest in this joint venture.

For more information about Columbia, which carries an investment-grade rating from both Moody's (Baa2 / Stable) and Standard & Poor's (BBB / Stable), please visit our website at www.columbia.reit.

Executive and Senior Management

E. Nelson Mills
Chief Executive Officer,
President and Director

James A. Fleming
Executive Vice President
Chief Financial Officer

David S. Dowdney
Senior Vice President
Western Region

Wendy W. Gill
Senior Vice President
Corporate Operations and
Chief Accounting Officer

Kevin A. Hoover
Senior Vice President
Portfolio Management

Adam I. Popper
Senior Vice President
Eastern Region

Board of Directors

Carmen M. Bowser
Independent Director

Charles R. Brown
Independent Director

Richard W. Carpenter
Independent Director

John L. Dixon
Independent Director
Chairman

David B. Henry
Independent Director

Murray J. McCabe
Independent Director

E. Nelson Mills
Chief Executive Officer
President

Michael S. Robb
Independent Director

George W. Sands
Independent Director

Thomas G. Wattles
Independent Director

Investor Relations

James A. Fleming
Executive Vice President & Chief Financial Officer
T 404-465-2126
E Jim.Fleming@columbia.reit

Matt Stover
Director - Finance & Investor Relations
T 404-465-2227
E Matt.Stover@columbia.reit

Shareholder Services

T 855-347-0042 (toll free)
F 816-701-7629
E shareholders@columbia.reit

Corporate Counsel

King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
T 404-572-4600
www.kslaw.com

Supplemental Information - Q3 2017 4

Columbia Property Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited ($ & shares in thousands except for per-share data and percentages)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Common Stock Data					
Weighted-Average Shares Outstanding - Basic	120,293	121,534	122,003	122,709	123,215
Weighted-Average Shares Outstanding - Diluted	120,529	121,909	122,329	122,855	123,350
High Closing Price	$22.63	$23.13	$23.43	$22.22	$24.63
Low Closing Price	$20.62	$21.45	$21.20	$20.47	$21.24
Average Closing Price	$21.53	$22.24	$22.30	$21.33	$23.31
Closing Price (as of period end)	$21.77	$22.38	$22.25	$21.60	$22.39
Dividends / Share (annualized)	$0.80	$0.80	$0.80	$1.20	$1.20
Dividend Yield (annualized) (1)	3.7%	3.6%	3.6%	5.6%	5.4%
Common Shares Outstanding (1)	119,804	121,235	122,451	122,184	123,471
Market Value of Common Shares (1)	$2,608,133	$2,713,239	$2,724,535	$2,639,174	$2,764,516
Total Market Capitalization (1) (2)	$3,947,861 (3)	$4,227,763	$4,240,481	$4,229,526	$4,356,258
Common Stock Repurchases					
Shares Purchased	1,431	1,252	-	1,294	-
Weighted-Average Price Per Share	$21.02	$21.95	-	$21.46	-
Total Value of Shares Purchased	$30,092	$27,470	-	$27,769	-

Equity Research Coverage

BMO Capital Markets Inc.
John P. Kim
212-885-4115

Evercore ISI
Sheila McGrath
212-497-0882

Goldman Sachs
Andrew Rosivach
212-902-2796

JMP Securities
Mitch Germain
212-906-3546

Morgan Stanley
Vikram Malhotra
212-761-7064

SunTrust Robinson Humphrey
Michael R. Lewis
212-319-5659

Debt Research Coverage

J.P. Morgan Securities
Mark Streeter
212-834-5086

Rating Agencies

Moody's Investor Services
Lori Marks
212-553-1098

Standard & Poor's
Fernanda Hernandez
212-438-1347

(1) Based on closing price and ending shares for the last trading day of quarter.
(2) Market value of shares plus gross debt as of quarter end.
(3) Excludes the $49 million mortgage note on 263 Shuman Boulevard, which matured in July 2017. The company is in the process of transferring the property to the lender.

Supplemental Information - Q3 2017 5

Columbia Property Trust, Inc.
2017 Guidance

Unaudited

	Twelve Months Ending 12/31/2017	
Per share	**Low**	**High**
Net Income	$1.52	$1.55
Real Estate Depreciation & Amortization	1.05	1.05
Gain on sale of real estate assets	(1.48)	(1.48)
Funds From Operations	**$1.09**	**$1.12**
Non-cash carrying costs for Shuman Boulevard	0.02	0.02
Loss on early extinguishment of debt	-	-
Normalized Funds From Operations	**$1.11**	**$1.14**

2017 Portfolio Assumptions

- Leased percentage at year end: 95% to 96%
- GAAP Straight Line Rental Income, net: $30MM to $33MM
- G&A Expenses $35MM to $37MM

2017 Transaction Assumptions

- Dispositions: $774MM
- Return of 263 Shuman Boulevard property to the lender in settlement of the $49MM mortgage note.
- Acquisitions: $943MM[1]

2017 Other Assumptions

- Weighted-average common shares outstanding - diluted: 121MM

[1] Includes $88MM for 149 Madison expected before year end.

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, October 26, 2017, at 5:00 p.m. ET to discuss financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through November 2, 2017, by dialing (877) 344-7529 and entering the confirmation number, 10112308. A webcast of the call will also be available at the company's website, www.columbia.reit.

NOTE: These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Supplemental Information - Q3 2017 6

Columbia Property Trust, Inc.

Consolidated Balance Sheet - GAAP

Unaudited (in thousands)

	As of Period End				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets:					
Real estate assets, at cost:					
Land	$ 609,110	$ 751,351	$ 751,351	$ 751,351	$ 787,456
Buildings and improvements	2,082,425	2,588,909	2,573,407	2,556,607	2,871,856
Buildings and improvements, accumulated depreciation	(377,795)	(471,029)	(455,392)	(435,457)	(500,583)
Intangible lease asset	254,649	282,338	303,318	306,088	345,651
Intangible lease asset, accumulated amortization	(89,950)	(99,910)	(115,904)	(112,777)	(141,451)
Construction in progress	49,255	49,069	36,278	36,188	28,888
Real estate assets held for sale	-	-	-	593,297	350,301
Real estate assets held for sale, accumulated depreciation	-	-	-	(180,791)	(111,425)
Total real estate assets	**$ 2,527,694**	**$ 3,100,728**	**$ 3,093,058**	**$ 3,514,506**	**$ 3,630,693**
Investment in unconsolidated joint ventures (page 8)	698,105	125,584	126,691	127,346	125,605
Cash and cash equivalents	382,730	506,538	554,655	216,085	190,856
Tenant receivables, net of allowance for doubtful accounts	2,814	4,002	5,290	7,163	6,366
Straight line rent receivable	80,128	77,875	71,601	64,811	70,186
Prepaid expenses and other assets	75,802	39,815	40,647	24,275	24,885
Intangible lease origination costs	83,599	117,357	126,849	128,857	140,380
Intangible lease origination costs, accumulated amortization	(55,532)	(68,771)	(75,523)	(74,578)	(81,735)
Deferred lease costs	152,656	155,687	151,746	148,552	94,112
Deferred lease costs, accumulated amortization	(24,716)	(25,838)	(24,561)	(22,753)	(33,729)
Investment in development authority bonds	120,000	120,000	120,000	120,000	120,000
Other assets held for sale	-	-	-	79,681	55,431
Other assets held for sale, accumulated amortization	-	-	-	(34,152)	(23,125)
Total assets	**$ 4,043,280**	**$ 4,152,977**	**$ 4,190,453**	**$ 4,299,793**	**$ 4,319,925**
Liabilities:					
Line of credit and notes payable	$ 522,978	$ 648,774	$ 650,196	$ 724,602	$ 824,992
Bonds payable	700,000	700,000	700,000	700,000	700,000
Discount and fees on notes and bonds payable	(9,049)	(9,250)	(9,663)	(10,164)	(10,643)
Accounts payable, accrued expenses, and accrued capital expenditures	129,802	140,151	125,743	131,028	81,617
Distributions payable	-	-	-	36,727	-
Deferred income	15,756	19,392	19,329	19,694	20,411
Intangible lease liabilities	29,328	69,006	74,729	77,939	82,719
Intangible lease liabilities, accumulated amortization	(19,437)	(39,939)	(43,750)	(44,564)	(46,480)
Obligations under capital leases	120,000	120,000	120,000	120,000	120,000
Liabilities held for sale	-	-	-	43,002	16,854
Liabilities held for sale, accumulated amortization	-	-	-	(1,239)	(1,210)
Total liabilities	**$ 1,489,378**	**$ 1,648,134**	**$ 1,636,584**	**$ 1,797,025**	**$ 1,788,260**
Equity:					
Common stock	$ 1,198	$ 1,211	$ 1,224	$ 1,221	$ 1,234
Additional paid in capital	4,485,368	4,513,922	4,539,144	4,538,912	4,565,651
Cumulative distributions in excess of earnings	(1,931,927)	(2,009,405)	(1,986,250)	(2,036,482)	(2,027,155)
Other comprehensive loss	(737)	(885)	(249)	(883)	(8,065)
Total equity	**$ 2,553,902**	**$ 2,504,843**	**$ 2,553,869**	**$ 2,502,768**	**$ 2,531,665**
Total liabilities and equity	**$ 4,043,280**	**$ 4,152,977**	**$ 4,190,453**	**$ 4,299,793**	**$ 4,319,925**

Supplemental Information - Q3 2017 7

Columbia Property Trust, Inc.

Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands)

	As of Period End				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets:					
Real estate assets, at cost:					
Land	$ 188,077	$ 77,841	$ 77,841	$ 77,841	$ 77,840
Buildings and improvements	708,031	205,062	203,973	203,534	203,002
Buildings and improvements, accumulated depreciation	(24,745)	(10,912)	(9,375)	(7,708)	(6,037)
Intangible lease asset	22,033	1,817	2,214	2,222	2,221
Intangible lease asset, accumulated amortization	(2,953)	(609)	(861)	(723)	(571)
Construction in progress	4,220	1,767	1,826	1,700	1,544
Total real estate assets	**$ 894,663**	**$ 274,966**	**$ 275,618**	**$ 276,866**	**$ 277,999**
Cash and cash equivalents	12,350	3,090	2,352	4,794	2,309
Tenant receivables, net of allowance for doubtful accounts	1,055	155	179	122	192
Straight line rent receivable	15,520	7,696	7,175	6,272	5,309
Prepaid expenses and other assets	3,178	288	306	170	215
Intangible lease origination costs	23,963	1,447	1,524	1,526	1,526
Intangible lease origination costs, accumulated amortization	(2,603)	(422)	(425)	(353)	(278)
Deferred lease costs	21,245	15,340	15,120	14,833	11,678
Deferred lease costs, accumulated amortization	(2,404)	(1,813)	(1,503)	(1,168)	(834)
Total assets	**$ 966,967**	**$ 300,747**	**$ 300,346**	**$ 303,062**	**$ 298,116**
Liabilities:					
Line of credit and notes payable	$ 165,750	$ 165,750	$ 165,750	$ 165,750	$ 165,750
Fees on notes payable	(155)	(162)	(169)	(176)	(181)
Accounts payable, accrued expenses, and accrued capital expenditures	25,263	7,320	5,477	7,604	4,058
Deferred income	1,624	526	748	569	791
Intangible lease liabilities	113,042	2,523	2,548	2,561	2,561
Intangible lease liabilities, accumulated amortization	(5,840)	(794)	(699)	(592)	(468)
Total liabilities	**$ 299,684**	**$ 175,163**	**$ 173,655**	**$ 175,716**	**$ 172,511**
Total equity	**$ 667,283**	**$ 125,584**	**$ 126,691**	**$ 127,346**	**$ 125,605**

Total equity	**$ 667,283**	**$ 125,584**	**$ 126,691**	**$ 127,346**	**$ 125,605**
Basis differences, net of $255K of accumulated amortization (2)	30,822	-	-	-	-
Investment in unconsolidated joint ventures (page 7)	**$ 698,105**	**$ 125,584**	**$ 126,691**	**$ 127,346**	**$ 125,605**

(1) Reflects CXP's ownership share of assets and liabilities for properties held in unconsolidated joint ventures (see page 18).

(2) Basis differences exist between CXP's Investment in Unconsolidated Joint Ventures and the underlying equity accounts as recorded by those joint ventures, primarily due timing differences in when the partners initially acquired their respective ownership interests in the joint venture. CXP records its initial investment in unconsolidated joint ventures at fair value, as determined by the amount paid on the transaction date; whereas, the equity accounts of the underlying assets are recorded at its carry-over cost basis.

Supplemental Information - Q3 2017 8

Columbia Property Trust, Inc.

Consolidated Statements of Operations - GAAP

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Revenues:					
Rental income	$ 55,015	$ 67,121	$ 71,173	$ 85,472	$ 87,561
Tenant reimbursements	3,053	6,972	8,584	14,219	17,090
Hotel income	-	-	1,339	5,177	6,270
Asset & property management fee income	1,154	498	474	467	511
Other property income (1) (2)	1,140	266	586	433	1,834
Total revenues	**$ 60,362**	**$ 74,857**	**$ 82,156**	**$ 105,768**	**$ 113,266**
Operating expenses:					
Property operating costs	18,567	21,831	24,105	34,289	39,101
Hotel operating costs	-	9	2,076	4,371	4,946
Asset and property management fee expense	188	260	269	357	387
Depreciation	18,501	20,423	21,605	24,026	26,778
Amortization	6,870	8,191	9,457	13,873	11,895
General and administrative - corporate	7,034	9,201	8,768	8,158	7,467
General and administrative - unconsolidated joint ventures	713	-	-	-	-
Total operating expenses	**$ 51,873**	**$ 59,915**	**$ 66,280**	**$ 85,074**	**$ 90,574**
Operating income	**$ 8,489**	**$ 14,942**	**$ 15,876**	**$ 20,694**	**$ 22,692**
Other income (expense):					
Interest expense	(12,931)	(12,662)	(13,315)	(13,394)	(15,338)
Capital lease obligation interest expense	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Development authority bond income	1,800	1,800	1,800	1,800	1,800
Interest and other income	1,041	677	550	36	39
Loss on early extinguishment of debt	(280)	-	(45)	-	(18,905)
Total other income (expense)	**$ (12,170)**	**$ (11,985)**	**$ (12,810)**	**$ (13,358)**	**$ (34,204)**
Income (loss) before income tax expense, income (loss) from unconsolidated joint ventures and gains on sale of real estate assets	**$ (3,681)**	**$ 2,957**	**$ 3,066**	**$ 7,336**	**$ (11,512)**
Income tax benefit (expense)	(3)	(7)	388	(58)	(65)
Income (loss) before income (loss) from unconsolidated joint ventures and gains on sale of real estate assets	**$ (3,684)**	**$ 2,950**	**$ 3,454**	**$ 7,278**	**$ (11,577)**
Income (loss) from unconsolidated joint ventures (page 10)	2,853	(1,817)	(1,885)	(2,120)	(1,937)
Income (loss) before gain on sale of real estate assets	**$ (831)**	**$ 1,133**	**$ 1,569**	**$ 5,158**	**$ (13,514)**
Gain on sale of real estate assets	102,365	-	73,153	22,242	50,412
Net income	**$ 101,534**	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**
Weighted-average common shares outstanding - basic	120,293	121,534	122,003	122,709	123,215
Net income per share - basic	**$ 0.84**	**$ 0.01**	**$ 0.61**	**$ 0.22**	**$ 0.30**
Weighted-average common shares outstanding - diluted	120,529	121,909	122,329	122,855	123,350
Net income per share - diluted	**$ 0.84**	**$ 0.01**	**$ 0.61**	**$ 0.22**	**$ 0.30**

(1) Other property income includes (i) lease termination income, (ii) cafeteria revenue (iii) fitness center revenue, and management fee reimbursements.

(2) Includes adjustments for straight-line rent related to lease terminations.

Supplemental Information - Q3 2017 9

Columbia Property Trust, Inc.

Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Revenues:					
Rental income	$ 18,394	$ 4,066	$ 4,045	$ 4,022	$ 4,025
Tenant reimbursements	4,024	1,252	1,123	1,080	966
Total revenues	**$ 22,418**	**$ 5,318**	**$ 5,168**	**$ 5,102**	**$ 4,991**
Operating expenses:					
Property operating costs	9,340	2,642	2,585	2,762	2,449
Asset and property management fee expense	824	251	239	236	240
Depreciation	5,169	1,689	1,668	1,671	1,675
Amortization	1,735	434	430	435	448
General and administrative	93	9	21	8	5
Acquisition fees and expenses	43	-	-	-	-
Total operating expenses	**$ 17,204**	**$ 5,025**	**$ 4,943**	**$ 5,112**	**$ 4,817**
Operating income	**$ 5,214**	**$ 293**	**$ 225**	**$ (10)**	**$ 174**
Other expense:					
Interest expense	(2,108)	(2,108)	(2,108)	(2,108)	(2,108)
Total other expense	**$ (2,108)**	**$ (2,108)**	**$ (2,108)**	**$ (2,108)**	**$ (2,108)**
Income (loss) before income tax expense	**$ 3,106**	**$ (1,815)**	**$ (1,883)**	**$ (2,118)**	**$ (1,934)**
Income tax benefit (expense)	2	(2)	(2)	(2)	(3)
Income (loss) from unconsolidated joint ventures before amortization of basis differences	**$ 3,108**	**$ (1,817)**	**$ (1,885)**	**$ (2,120)**	**$ (1,937)**
Amortization of basis differences (page 8)	(255)	-	-	-	-
Income (loss) from unconsolidated joint ventures (page 9)	**$ 2,853**	**$ (1,817)**	**$ (1,885)**	**$ (2,120)**	**$ (1,937)**

(1) Reflects CXP's ownership share of revenues and expenses for properties held in unconsolidated joint ventures (see page 18).

Supplemental Information - Q3 2017 10

Columbia Property Trust, Inc.

Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Operating Income (based on GAAP rents)	**$ 53,445**	**$ 54,684**	**$ 57,576**	**$ 68,388**	**$ 70,640**
Non-cash carrying costs for Shuman Boulevard (2)	1,517	-	-	-	-
Asset & property management fee income	1,154	498	474	467	511
General and administrative - corporate	(7,034)	(9,201)	(8,768)	(8,158)	(7,467)
General and administrative - unconsolidated joint ventures	(713)				
Interest expense (net)	(13,690)	(13,785)	(14,565)	(15,158)	(17,116)
Interest income from development authority bonds	1,800	1,800	1,800	1,800	1,800
Income tax benefit (expense)	(3)	(7)	388	(58)	(65)
Adjustments included in loss from unconsolidated joint venture	(2,959)	(2,119)	(2,131)	(2,118)	(2,116)
Normalized FFO	**$ 33,517**	**$ 31,870**	**$ 34,774**	**$ 45,163**	**$ 46,187**
Normalized FFO per share (basic)	**$ 0.28**	**$ 0.26**	**$ 0.29**	**$ 0.37**	**$ 0.37**
Normalized FFO per share (diluted)	**$ 0.28**	**$ 0.26**	**$ 0.28**	**$ 0.37**	**$ 0.37**

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Operating Income (based on cash rents)	**$ 45,672**	**$ 47,999**	**$ 49,936**	**$ 60,665**	**$ 64,384**
Non-cash carrying costs for Shuman Boulevard (2)	1,517	-	-	-	-
Asset & property management fee income	1,154	498	474	467	511
General and administrative - corporate	(7,034)	(9,201)	(8,768)	(8,158)	(7,467)
General and administrative - unconsolidated joint ventures	(713)	-	-	-	-
Stock based compensation expense in G&A (3)	1,555	2,262	1,691	1,046	917
Straight-line rent receivable write-off in G&A (4)	-	-	-	2	233
Interest expense - cash (net)	(11,142)	(11,265)	(11,993)	(12,574)	(14,479)
Income tax benefit (expense)	(3)	(7)	388	(58)	(65)
Adjustments included in loss from unconsolidated joint venture	(2,952)	(2,112)	(2,124)	(2,111)	(2,108)
Maintenance capital (5) (6)	(11,076)	(11,752)	(1,675)	(82,311)	(11,637)
AFFO	**$ 16,978**	**$ 16,422**	**$ 27,929**	**$ (43,032)**	**$ 30,289**
Weighted-average common shares outstanding - basic	120,293	121,534	122,003	122,709	123,215
Weighted-average common shares outstanding - diluted	120,529	121,909	122,329	122,855	123,350

(1) For definitions and reconciliations of these non-GAAP financial metrics, see pages 29 - 33.
(2) The OfficeMax lease expired in May 2017, and the non-recourse mortgage note matured in July 2017. Columbia Property Trust is working with the special-servicer to effect the transfer of the property to the lender in settlement of the loan principal, accrued interest expense and accrued property operating expenses. In the third quarter of 2017, Columbia Property Trust accrued related interest expense of $1.3 million, at the default rate of 10.55%, and property operating costs of $0.2 million, primarily related to property taxes.
(3) This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan within general and administrative expense.
(4) Includes adjustments for straight-line rent related to lease terminations within general and administrative expense.
(5) See page 33 of this supplemental report for a description of Maintenance Capital and page 14 for a detail of all capital expenditures.
(6) Reflects CXP's ownership share of capital expenditures for properties held in unconsolidated joint ventures (see page 18).

Supplemental Information - Q3 2017 11

Columbia Property Trust, Inc.

Net Operating Income (1)

Unaudited (in thousands)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Operating Income (based on GAAP rents)					
Revenues:					
Rental Income	$ 54,293	$ 53,430	$ 54,498	$ 53,959	$ 48,862
Tenant Reimbursements	4,293	4,219	5,318	5,739	4,067
Other Property Income	946	189	605	339	1,703
Total Revenues	**$ 59,532**	**$ 57,838**	**$ 60,421**	**$ 60,037**	**$ 54,632**
Operating Expenses:					
Property Operating Costs	(19,991)	(19,251)	(18,942)	(19,115)	(19,122)
Total Operating Expenses	**$ (19,991)**	**$ (19,251)**	**$ (18,942)**	**$ (19,115)**	**$ (19,122)**
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (2)	**$ 39,541**	**$ 38,587**	**$ 41,479**	**$ 40,922**	**$ 35,510**
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 13,079**	**$ 13,099**	**$ 12,340**	**$ 12,050**	**$ 12,215**
Net Operating Income from:					
Acquisitions (4)	533	-	-	-	-
Dispositions (5)	292	2,998	3,757	15,416	22,915
Net Operating Income (based on GAAP rents)	**$ 53,445**	**$ 54,684**	**$ 57,576**	**$ 68,388**	**$ 70,640**
Net Operating Income (based on cash rents)					
Revenues:					
Rental Income	$ 45,636	$ 46,898	$ 47,371	$ 46,312	$ 46,295
Tenant Reimbursements	4,293	4,219	5,318	5,739	4,067
Other Property Income	946	189	605	339	1,703
Total Revenues	**$ 50,875**	**$ 51,306**	**$ 53,294**	**$ 52,390**	**$ 52,065**
Operating Expenses:					
Property Operating Costs	(19,159)	(18,420)	(18,082)	(18,479)	(18,486)
Total Operating Expenses	**$ (19,159)**	**$ (18,420)**	**$ (18,082)**	**$ (18,479)**	**$ (18,486)**
Same Store Net Operating Income (based on cash rents) wholly-owned properties (2)	**$ 31,716**	**$ 32,886**	**$ 35,212**	**$ 33,911**	**$ 33,579**
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 12,176**	**$ 12,219**	**$ 11,078**	**$ 10,785**	**$ 11,160**
Net Operating Income from:					
Acquisitions (4)	1,493	-	-	-	-
Dispositions (5)	287	2,894	3,646	15,969	19,645
Net Operating Income (based on cash rents)	**$ 45,672**	**$ 47,999**	**$ 49,936**	**$ 60,665**	**$ 64,384**

(1) For definitions and reconciliations of these non-GAAP financial metrics, see pages 29 - 33.
(2) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.
(3) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).
(4) Reflects activity for the following properties acquired since July 1, 2016, for all periods presented: 114 5th Avenue (49.5% share).
(5) Reflects activity for the following properties sold since July 1, 2016, for all periods presented: University Circle (22.5% share), 333 Market Street (22.5% share), Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, and 800 North Frederick.

Supplemental Information - Q3 2017 12

Unaudited (in thousands) 9/30/2017 6/30/2017 3/31/2017 12/31/2016 9/30/2016 JV Total: 1,154$ 498 474 467 511 General and administrative - unconsolidated joint ventures (page 9) (713) - - - - Subtotal 441$ 498$ 474$ 467$ 511$ Less CXP Share: 760$ 251$ 239$ 236$ 240$ General and administrative - unconsolidated joint ventures (466) - - - - Subtotal 294$ 251$ 239$ 236$ 240$ JV Partner's Share: 394$ 247$ 235$ 231$ 271$ General and administrative - unconsolidated joint ventures (247) - - - - Total - Third-Party Management Income 147$ 247$ 235$ 231$ 271$ Supplemental Information - Q3 2017 13 Columbia Property Trust, Inc. Third-Party Management Income Three Months Ended Asset & property management fee income (page 9) Asset & property management fee income Income earned from managing the following properties, which CXP owns through unconsolidated joint ventures: Market Square - 51%, University Circle - 77.5%, and 333 Market Street - 77.5%. Asset & property management fee income

Columbia Property Trust, Inc.

Capital Expenditure Summary (1)

Unaudited ($ in thousands)

Capital Expenditures	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Maintenance					
Building Capital	$ 927	$ 1,124	$ 423	$ 1,044	$ 429
Tenant Improvements	6,015	9,854	716	1,610	7,810
Leasing Commissions	2,694	769	358	10,319	2,181
Other Leasing Costs	1,440	5	178	69,338 (2)	1,217
Total - Maintenance	**$ 11,076**	**$ 11,752**	**$ 1,675**	**$ 82,311**	**$ 11,637**
Investment					
Building Capital	$ 4,887	$ 5,971	$ 9,069	$ 7,192	$ 7,975
Tenant Improvements	9,355	13,525	8,961	8,800	7,723
Leasing Commissions	2,247	3,978	3,074	4,232	969
Other Leasing Costs	(64)	83	141	1,796	144
Total - Investment	**$ 16,425**	**$ 23,557**	**$ 21,245**	**$ 22,020**	**$ 16,811**
Maintenance & Investment					
Building Capital	$ 5,814	$ 7,095	$ 9,492	$ 8,236	$ 8,404
Tenant Improvements	15,370	23,379	9,677	10,410	15,533
Leasing Commissions	4,941	4,747	3,432	14,551	3,150
Other Leasing Costs	1,376	88	319	71,134	1,361
Total - Maintenance & Investment	**$ 27,501**	**$ 35,309**	**$ 22,920**	**$ 104,331**	**$ 28,448**

(1) Reflects CXP's ownership share of capital expenditures for properties held in unconsolidated joint ventures (see page 18).

(2) Includes $68.7M of lease incentives related to the NYU lease at 222 East 41st Street.

NOTE: See page 33 of this supplemental report for a description of Maintenance and Investment Capital.

Supplemental Information - Q3 2017 14

Columbia Property Trust, Inc.

Debt Overview

Unaudited ($ in thousands) (at 9/30/2017)

Debt Instrument - Secured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Mortgage Debt					
One Glenlake Parkway	December-18	5.80%	Fixed	$ 23,978	1.8%
Market Square	July-23	5.07%	Fixed	165,750 (1)	12.4%
Weighted Average / Secured - Mortgage Notes	**5.2 Years**	**5.16%**		**$ 189,728 (2)**	**14.2%**

Debt Instrument - Unsecured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Bank Facilities					
$500 Million Revolving Credit Facility (3)	July-19	LIBOR + 100 bps	Floating	$ -	0.0%
$300 Million Term Loan (4)	July-20	LIBOR + 110 bps	Floating	300,000	22.4%
$150 Million Term Loan (5)	July-22	3.07%	Fixed	150,000	11.2%
Weighted Average / Bank Facilities	**3.5 Years**	**2.58%**		**$ 450,000**	**33.6%**
Bonds					
$350 Million @ 4.150%	April-25	4.15%	Fixed	$ 350,000	26.1%
$350 Million @ 3.650%	August-26	3.65%	Fixed	350,000	26.1%
Weighted Average / Bonds	**8.2 Years**	**3.90%**		**$ 700,000**	**52.2%**
Weighted Average / Unsecured	**6.4 Years**	**3.38%**		**$ 1,150,000**	**85.8%**

Weighted Average / Total Debt	**6.2 Years**	**3.63%**		**$ 1,339,728**	**100.0%**

Debt - consolidated	$ 1,173,978	
Debt - unconsolidated	165,750	
Total Debt	**$ 1,339,728**	

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr		Balance	% of Total Debt
Fixed Rate Debt	7.2 Years	4.01%		$ 1,039,728	77.6%
Floating Rate Debt	2.8 Years	2.33%		300,000	22.4%
Total	**6.2 Years**	**3.63%**		**$ 1,339,728 (2)**	**100.0%**

(1) Reflects 51% of the mortgage balance of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(2) Excludes the $49 million mortgage note on 263 Shuman Boulevard, which matured in July 2017. The company is in the process of transferring the property to the lender.

(3) The Revolving Credit Facility ($500MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.875% to 1.55% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.55% based on credit rating. This facility carries two six-month extension options.

(4) The $300 Million Term Loan bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.90% to 1.75% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.75% based on credit rating.

(5) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.07% per annum and terminates on July 29, 2022. The spread of 1.10% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in our consolidated statements of other comprehensive income.

Supplemental Information - Q3 2017 15

Unaudited (at 9/30/2017) Bond Covenant Compliance Metric Actual (9/30/17) Debt to Total Asset Value Ratio Max 60% 28% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 2.62x Secured Debt to Total Asset Value Ratio Max 40% 2% Maintenance of Total Unencumbered Assets Min 150% 306% Term Loan / Revolving Credit Facility Covenant Compliance Metric Actual (9/30/17) Debt to Total Asset Value Ratio Max 60% 38% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 2.43 Secured Debt to Total Asset Value Ratio Max 40% 5% Unencumbered Asset Coverage Ratio Min 1.66x 2.94x Unencumbered Interest Coverage Ratio Min 1.75x 3.48x Supplemental Information - Q3 2017 16 Columbia Property Trust, Inc. Debt Covenant Compliance

Unaudited ($ in thousands) (at 9/30/2017) Secured Unsecured Unsecured % of Interest % of Gross Mortgage Debt Term Loans Bonds Total Debt Rate (1) Real Estate Assets -$ -$ -$ -$ 0.0% 0.00% 0.0% 23,978 - - 23,978 1.8% 5.80% 0.6% - 300,000 - 300,000 22.4% 2.33% 7.6% - 150,000 - 150,000 11.2% 3.07% 3.8% 165,750 - - 165,750 12.4% 5.07% 4.2% - - 350,000 350,000 26.1% 4.15% 9.0% - - 350,000 350,000 26.1% 3.65% 9.0% 189,728$ 450,000$ 700,000$ 1,339,728$ (2) 100.0% 3.63% 34.2% 14.2% 33.6% 52.2% Supplemental Information - Q3 2017 17 2022 2023 (2) In July 2017, the lender put the $49 million 263 Shuman mortgage note into monetary default due to the expiration of the maturity date. Columbia Property Trust is in process of working to transfer this property to the lender. Columbia Property Trust, Inc. Debt Maturities (1) Weighted average. Includes effective rates on variable rate loans swapped to fixed. Maturity 2025 2026 Total % of Total Debt 2017 2018 2020 Total Debt $24 $166 $300 $150 $350 $350 $0 $100 $200 $300 $400 $500 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Maturity Schedule ($M) Mortgage Debt Term Loans Bonds 5.80% 4.15% 3.07% 3.65% 5.07% 2.33%

Unaudited ($ in thousands) (at 9/30/2017) CXP Ownership Market Square 51.0% 126,638$ (1) 333 Market Street 77.5% 170,712 University Circle 77.5% 288,405 114 5th Avenue 49.5% 112,350 Investment in Unconsolidated Joint Ventures (page 7) 698,105$ (2) 333 Market Street University Circle 114 5th Avenue Total (gross) Amortization Total (net) Supplemental Information - Q3 2017 18 (2) Basis differences exist between CXP’s Investment in Unconsolidated Joint Ventures and the underlying equity accounts as recorded by those joint ventures, primarily due timing differences in when the partners initially acquired their respective ownership interests in the joint venture. CXP records its initial investment in unconsolidated joint ventures at fair value, as determined by the amount paid on the transaction date; whereas, the equity accounts of the underlying assets are recorded at its carry-over cost basis. Columbia Property Trust, Inc. Unconsolidated Joint Ventures Investment in Unconsolidated Joint Venture (1) Market Square Joint Venture holds a $325 million mortgage note, see page 15. Property

Columbia Property Trust, Inc.
Key Operating Metrics

Unaudited

Market Distribution by % Gross Real Estate Assets[1] - 9/30/17


39%
26%
12%
10%
7%
6%
NY
SF
Atlanta
DC
Boston & LA
Other

Leasing Activity & Spreads New & Renewal - YTD 17

783,188

Square Feet

104% / 78%

GAAP / Cash Basis

Portfolio Occupancy


82.3%
95.1%
Avg. Economic - Q3 17
Leased - 9/30/17

New Leasing - 9/30/17

Uncommenced[2]

235K SF

$14.0M Revenues

In Abatement

723K SF

$36.9M Revenues

(1) See page 20 of this supplemental report for a description of Gross Real Estate Assets.

(2) Excludes space covered by an existing lease as of September 30, 2017.

Supplemental Information - Q3 2017 19

Columbia Property Trust, Inc.

Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue

Unaudited ($ in thousands) (at 9/30/2017)

Property	Market	Ownership %	Secured Debt?	Gross Real Estate Assets (1)	Annualized Lease Revenue (ALR)	Net Operating Income - Q3 2017 (based on GAAP rents)	Net Operating Income - Q3 2017 (based on cash rents)
229 West 43rd Street	New York, NY	100%		$ 509,040	$ 36,052	$ 6,930	$ 6,516
315 Park Avenue South	New York, NY	100%		378,692	17,533	1,766	590
222 East 41st Street	New York, NY	100%		299,161	15,277 (2)	3,370	(422)
95 Columbus	Jersey City, NJ	100%		204,251	24,786	3,937	4,173
114 5th Avenue	New York, NY	49.5%		128,696 (3)	15,861 (3)	533 (3)	1,493 (3)
Subtotal - New York				1,519,840 **39%**	109,509	16,536	12,350
650 California Street	San Francisco, CA	100.0%		326,984	31,672	3,049	1,656
333 Market Street	San Francisco, CA	77.5%		286,727 (3)	19,243 (3)	4,938 (3)	4,583 (3)
221 Main Street	San Francisco, CA	100%		244,152	24,100	4,212	3,453
University Circle	East Palo Alto, CA	77.5%		161,387 (3)	31,214 (3)	5,794 (3)	5,864 (3)
Subtotal - San Francisco				1,019,250 **26%**	106,229	17,993	15,556
Lindbergh Center	Atlanta, GA	100%		288,447	22,579 (4)	5,595	5,609
One & Three Glenlake Parkway	Atlanta, GA	100%	Yes (5)	175,112	17,939 (6)	2,905	3,036
Subtotal - Atlanta				463,559 **12%**	40,518	8,500	8,645
Market Square	Washington, D.C.	51%	Yes	287,549 (3)	22,642 (3)	2,347 (3)	1,729 (3)
80 M Street	Washington, D.C.	100%		109,649	13,389	1,862	983
Subtotal - Washington, D.C.				397,198 **10%**	36,031	4,209	2,712
Cranberry Woods Drive	Pittsburgh, PA	100%		191,669	16,010 (4)	4,141	4,144
116 Huntington Avenue	Boston, MA	100%		164,308	11,148	1,196	1,266
Pasadena Corporate Park	Los Angeles, CA	100%		111,754	8,135	1,155	1,287
Subtotal - Other				467,731 **12%**	35,293	6,492	6,697
263 Shuman Boulevard	Chicago, IL	100%	Yes	45,333 **1%**	- (7)	(213)	(213)
Corporate & Other				1,159	-	(72) (8)	(75) (8)
Total - All Properties (3)				**$ 3,914,070**	**$ 327,580**	**$ 53,445**	**$ 45,672**
Total - wholly-owned properties				**$ 3,049,711**	**$ 238,620**	**$ 39,833**	**$ 32,003**
Total - CXP Share of Properties in Unconsolidated Joint Ventures				**$ 864,359**	**$ 88,960**	**$ 13,612**	**$ 13,669**

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities.

(2) Reimbursements are excluded, as operating expenses are paid directly by the tenant.

(3) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture, including any basis differences (page 8).

(4) Reimbursements are excluded, as operating expenses, except for insurance expense, are paid directly by the tenant.

(5) Secured debt only applies to One Glenlake Parkway.

(6) Reimbursements are excluded for Three Glenlake Parkway, as operating expenses, except for insurance expense, are paid directly by the tenant.

(7) Pro forma for the planned return of the property to the lender.

(8) Includes net operating income for previously sold properties.

Supplemental Information - Q3 2017 20

Columbia Property Trust, Inc.

Property Overview - Square Feet & Occupancy

Unaudited (SF in thousands) (at 9/30/2017)

Property	Market	Ownership %	Rentable Square Feet	Leased Square Feet	Percent Leased	Commenced Occupancy	Average Economic Occupancy (1)
229 West 43rd Street	New York, NY	100%	482	482	100.0%	100.0%	96.7%
315 Park Avenue South	New York, NY	100%	331	210	63.4%	58.3%	43.0%
222 East 41st Street	New York, NY	100%	390	390	100.0%	100.0%	0.0%
95 Columbus	Jersey City, NJ	100%	630	630	100.0%	100.0%	98.4%
114 5th Avenue	New York, NY	49.5%	174 (2)	174 (2)	100.0%	100.0%	100.0%
Subtotal - New York			2,007	1,886	94.0%	93.1%	69.9%
650 California Street	San Francisco, CA	100.0%	483	448	92.8%	67.7%	49.6%
333 Market Street	San Francisco, CA	77.5%	509 (2)	509 (2)	100.0%	100.0%	100.0%
221 Main Street	San Francisco, CA	100%	381	355	93.2%	89.9%	86.4%
University Circle	East Palo Alto, CA	77.5%	350 (2)	348 (2)	99.4%	98.2%	98.4%
Subtotal - San Francisco			1,723	1,660	96.3%	88.4%	82.5%
Lindbergh Center	Atlanta, GA	100%	955	955	100.0%	100.0%	100.0%
One & Three Glenlake Parkway	Atlanta, GA	100%	706	706	100.0%	89.6%	87.6%
Subtotal - Atlanta			1,661	1,661	100.0%	95.6%	94.7%
Market Square	Washington, D.C.	51%	356 (2)	274 (2)	77.0%	77.4%	66.4%
80 M Street	Washington, D.C.	100%	285	263	92.3%	92.0%	58.4%
Subtotal - Washington, D.C.			641	537	83.8%	83.8%	62.9%
Cranberry Woods Drive	Pittsburgh, PA	100%	824	824	100.0%	100.0%	100.0%
116 Huntington Avenue	Boston, MA	100%	271	209	77.1%	75.7%	75.7%
Pasadena Corporate Park	Los Angeles, CA	100%	264	249	94.3%	94.3%	94.3%
Subtotal - Other			1,359	1,282	94.3%	94.0%	94.0%
263 Shuman Boulevard	Chicago, IL	100%	- (3)	- (3)	-	-	-
Total - All Properties (2)			**7,391**	**7,026**	**95.1%**	**91.9%**	**82.3%**
Total - All Properties (at 100%)			**8,160 (4)**	**7,716 (4)**			

(1) Total square feet of leases that have commenced and the tenant is paying rent divided by total rentable square feet. Monthly average for the current quarter.

(2) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture.

(3) Pro forma for the planned return of the property to the lender.

(4) Includes 100% of properties held in unconsolidated joint ventures (see page 18).

Supplemental Information - Q3 2017 21

Unaudited (SF in thousands) (at 9/30/2017) Rentable Leased Percent Square Footage Square Footage Leased As of June 30, 2017 7,466 7,116 95.3% Acquisition (1) 114 5th Avenue - 49.5% 174 174 100.0% Dispositions (1) 333 Market Street - 22.5% (148) (148) 100.0% University Circle - 22.5% (101) (101) 100.0% Subtotal 7,391 7,041 Leasing Activity New Leases (2) - 63 Lease Expirations/Early Terminations (78) Net Absorption - (15) As of September 30, 2017 7,391 7,026 95.1% 6/30/17 9/30/17 Supplemental Information - Q3 2017 22 Columbia Property Trust, Inc. Occupancy Summary (2) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. (1) As of acquisition/disposition date. 90.7% 90.6% 94.1% 95.3% 95.1% 60% 70% 80% 90% 100% 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Percent Leased

Columbia Property Trust, Inc.

Leasing Summary

Unaudited (weighted average unless otherwise noted)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Renewal Leases					
Number of Leases	6	8	6	6	7
Square Feet of Leasing (at 100%)	136,714	75,082	138,545	33,789	112,828
Square Feet of Leasing (at CXP's share) (1)	109,979	69,580	135,356	22,554	92,625
Lease Term (months)	62	104	36	60	75
Tenant Improvements per Square Foot	32.31	81.23	10.74	21.18	50.85
Leasing Commissions per Square Foot	12.49	19.45	10.20	16.43	16.98
Total per Square Foot	$ 44.80	$ 100.68	$ 20.94	$ 37.61	$ 67.83
Tenant Improvements per Square Foot per Year of Lease Term	6.26	9.36	3.56	4.25	8.09
Leasing Commissions per Square Foot per Year of Lease Term	2.42	2.24	3.38	3.30	2.70
Total per Square Foot per Year	$ 8.68	$ 11.60	$ 6.94	$ 7.55	$ 10.79
Cash Rent Releasing Spread (2)	**67.9%**	**51.6%**	**0.7%**	**15.3%**	**18.3%**
GAAP Rent Releasing Spread (2)	**117.3%**	**74.8%**	**2.6%**	**35.4%**	**26.3%**
New Leases (Space Vacant > 1 Year)					
Number of Leases	2	9	6	7	4
Square Feet of Leasing (at 100%)	3,730	193,128	49,455	53,622	35,858
Square Feet of Leasing (at CXP's share) (1)	3,730	193,128	47,173	41,642	34,388
Lease Term (months)	51	111	116	118	97
Tenant Improvements per Square Foot	30.49	98.68	87.48	106.58	31.36
Leasing Commissions per Square Foot	11.67	23.37	14.74	36.94	24.07
Total per Square Foot	$ 42.16	$ 122.05	$ 102.22	$ 143.52	$ 55.43
Tenant Improvements per Square Foot per Year of Lease Term	7.17	10.65	9.03	10.82	3.89
Leasing Commissions per Square Foot per Year of Lease Term	2.75	2.52	1.52	3.75	2.99
Total per Square Foot per Year	$ 9.92	$ 13.17	$ 10.55	$ 14.57	$ 6.88
New Leases (Space Vacant < 1 Year) (3)					
Number of Leases	3	2	4	9	-
Square Feet of Leasing (at 100%)	37,506	55,643	93,385	173,995	-
Square Feet of Leasing (at CXP's share) (1)	37,506	55,643	93,385	173,995	-
Lease Term (months)	106	97	123	145	-
Tenant Improvements per Square Foot	75.13	91.92	57.31	116.59	-
Leasing Commissions per Square Foot	32.47	21.56	17.91	26.97	-
Total per Square Foot	$ 107.60	$ 113.48	$ 75.22	$ 143.56	$ -
Tenant Improvements per Square Foot per Year of Lease Term	8.48	11.35	5.61	9.66	-
Leasing Commissions per Square Foot per Year of Lease Term	3.67	2.66	1.75	2.24	-
Total per Square Foot per Year	$ 12.15	$ 14.01	$ 7.36	$ 11.90	$ -
Cash Rent Releasing Spread (2)	**67.1%**	**73.8%**	**128.6%**	0.04	-
GAAP Rent Releasing Spread (2)	**79.3%**	**96.9%**	**147.0%**	0.15	-
Total Leases					
Number of Leases	11	19	16	22	11
Square Feet of Leasing (at 100%)	177,950	323,853	281,385	261,406	148,686
Square Feet of Leasing (at CXP's share) (1)	151,215	318,351	275,914	238,191	127,013
Lease Term (months)	74	108	104	135	82
Tenant Improvements per Square Foot	43.84	94.23	53.41	108.05	44.59
Leasing Commissions per Square Foot	17.87	22.32	15.77	27.41	19.25
Total per Square Foot	$ 61.71	$ 116.55	$ 69.18	$ 135.46	$ 63.84
Tenant Improvements per Square Foot per Year of Lease Term	6.84	10.49	5.19	9.35	6.96
Leasing Commissions per Square Foot per Year of Lease Term	2.74	2.49	2.51	2.60	2.78
Total per Square Foot per Year	$ 9.58	$ 12.98	$ 7.70	$ 11.95	$ 9.74
Cash Rent Releasing Spread (2)	**67.7%**	**61.9%**	**97.1%**	**4.5%**	**18.3%**
GAAP Rent Releasing Spread (2)	**106.9%**	**85.1%**	**111.4%**	**17.0%**	**26.3%**

(1) Reflects CXP's ownership share for properties held in unconsolidated joint ventures.
(2) Spread calculation is based on the change in net rent (base rent plus reimbursements less operating expenses).
(3) Includes executed leases that have not yet commenced for space covered by an existing lease.

Supplemental Information - Q3 2017 23

Unaudited (SF & $ in thousands) (at 9/30/2017) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 365 4.9% 1,225 0.4% 20 0.3% 7,817 2.4% 116 1.6% 14,847 4.5% 196 2.6% 26,768 8.2% 664 9.0% 62,617 19.1% 1,758 23.8% 22,650 6.9% 440 6.0% 28,426 8.7% 486 6.6% 16,583 5.0% 226 3.1% 48,547 14.8% 1,261 17.0% 33,165 10.1% 754 10.2% 16,887 5.2% 218 2.9% 7,765 2.4% 119 1.6% 5,915 1.8% 117 1.6% 5,792 1.8% 71 1.0% 28,576 8.7% 580 7.8% 327,580$ 100.0% 7,391 100.0% Supplemental Information - Q3 2017 24 (1) Pro forma for the planned return of 263 Shuman Boulevard to the lender. 2029 2030 2031+ Total NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. 2028 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Vacant Columbia Property Trust, Inc. Lease Expiration Schedule (1) Year 0.4% 2.4% 4.5% 8.2% 19.1% 6.9% 8.7% 5.0% 14.8% 10.1% 5.2% 2.4% 1.8% 1.8% 8.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.

Lease Expiration by Market (1)

Unaudited (SF & $ in thousands)

	New York (2)			San Francisco (2)			Atlanta		
Period	Expiring SF	Current ALR (3)	Per SF	Expiring SF	Current ALR (3)	Per SF	Expiring SF	Current ALR (3)	Per SF
Q4 2017	-	-	-	1	571	571.00	17	481	28.29
Q1 2018	-	-	-	20	1,502	75.10	-	-	-
Q2 2018	-	-	-	16	1,160	72.50	-	-	-
Q3 2018	-	-	-	17	1,102	64.82	6	203	33.83
Q4 2018	-	-	-	25	1,880	75.20	-	-	-
Total - 2018	-	-	-	78	5,644	72.36	6	203	33.83
Q1 2019	64	4,741	74.08	10	645	64.50	-	-	-
Q2 2019	-	-	-	11	1,133	103.00	-	-	-
Q3 2019	-	-	-	48	4,345	90.52	-	-	-
Q4 2019	-	-	-	15	1,067	71.13	-	-	-
Total - 2019	64	4,741	74.08	84	7,190	85.60	-	-	-
2020	43	2,931	68.16	172	12,059	70.11	363	8,013	22.07
2021	472	18,049	38.24	139	11,788	84.81	977	23,261	23.81
2022	70	5,102	72.89	43	3,679	85.56	26	787	30.27
Thereafter	1,237	78,686	63.61	1,143	65,298	57.13	272	7,773	28.58
Total	**1,886**	**$ 109,509**	**$ 58.06**	**1,660**	**$ 106,229**	**$ 63.99**	**1,661**	**$ 40,518**	**$ 24.39**

	Washington, D.C. (2)			Other			All Markets		
Period	Expiring SF	Current ALR (3)	Per SF	Expiring SF	Current ALR (3)	Per SF	Expiring SF	Current ALR (3)	Per SF
Q4 2017	2	173	86.50	-	-	-	20	1,225	61.25
Q1 2018	1	36	36.00	1	64	64.00	22	1,602	72.82
Q2 2018	2	180	90.00	-	-	-	18	1,340	74.44
Q3 2018	12	839	69.92	-	-	-	35	2,144	61.26
Q4 2018	16	851	53.19	-	-	-	41	2,731	66.61
Total - 2018	31	1,906	61.48	1	64	64.00	116	7,817	67.39
Q1 2019	27	1,448	53.63	-	-	-	101	6,834	67.66
Q2 2019	7	332	47.43	-	-	-	18	1,465	81.39
Q3 2019	5	392	78.40	-	-	-	53	4,737	89.38
Q4 2019	9	744	82.67	-	-	-	24	1,811	75.46
Total - 2019	48	2,916	60.75	-	-	-	196	14,847	75.75
2020	13	1,004	77.23	73	2,761	37.82	664	26,768	40.31
2021	92	6,016	65.39	78	3,503	44.91	1,758	62,617	35.62
2022	89	5,257	59.07	212	7,825	36.91	440	22,650	51.48
Thereafter	262	18,759	71.60	918	21,140	23.03	3,832	191,656	50.01
Total	**537**	**$ 36,031**	**$ 67.10**	**1,282**	**$ 35,293**	**$ 27.53**	**7,026**	**$ 327,580**	**$ 46.62**

(1) Pro forma for the planned return of 263 Shuman Boulevard to the lender.

(2) Reflects CXP's ownership share for properties held in unconsolidated joint ventures.

(3) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

Supplemental Information - Q3 2017 25

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile (1)

Unaudited (SF & $ in thousands) (at 9/30/2017)

Tenant	Credit Rating (2)	Number of Properties	Annualized Lease Revenue (ALR) (3)	% of ALR	Leased Square Footage	% of Leased Square Footage	Remaining Lease Term Years (4)
AT&T Corporation/AT&T Services	BBB+	1	$ 22,579	6.9%	955	13.6%	3.3
Wells Fargo Bank N.A.	AA-	3	20,522	6.3%	522	7.4%	8.6
Pershing LLC	A	1	18,265	5.6%	471	6.7%	3.7
Westinghouse Electric Company	Not Rated	1	16,010	4.9%	824	11.7%	7.7
NYU	AA-	1	15,277	4.7%	390	5.6%	30.8
Yahoo!	BB+	1	14,556	4.4%	193	2.8%	7.8
Snap Inc.	Not Rated	1	9,493	2.9%	121	1.7%	10.9
Newell Rubbermaid, Inc.	BBB-	1	9,315	2.8%	411	5.9%	3.1
DocuSign, Inc.	Not Rated	1	8,962	2.7%	117	1.7%	6.8
WeWork Companies Inc.	Not Rated	2	7,363	2.2%	129	1.8%	13.4
DLA Piper US, LLP	Not Rated	1	6,800	2.1%	92	1.3%	5.8
Amazon Web Services, Inc.	AA-	1	6,455	2.0%	70	1.0%	3.8
Affirm, Inc.	Not Rated	1	5,599	1.7%	86	1.2%	8.4
Oracle America, Inc.	AA-	2	5,332	1.6%	102	1.5%	5.1
Quality Technology Services	Not Rated	1	5,194	1.6%	128	1.8%	9.0
MongoDB, Inc.	Not Rated	1	4,741	1.4%	64	0.9%	1.3
Credit Suisse	A	1	4,500	1.4%	62	0.9%	2.5
BDG Media	Not Rated	1	4,348	1.3%	51	0.7%	11.1
Green Dot Corporation	Not Rated	1	4,196	1.3%	142	2.0%	5.1
ORC International	Not Rated	1	3,859	1.2%	57	0.8%	7.8
Subtotal - Top 20			**$ 193,366**	**59.0%**	**4,987**	**71.0%**	**8.4**
All other			134,214	41.0%	2,039	29.0%	5.8
Total			**$ 327,580**	**100.0%**	**7,026**	**100.0%**	**7.3**

Tenant Industry Profile (3)


Business Services
20.3%
Depository Institutions
12.8%
Communication
8.0%
Nondepository Institutions
6.9%
Health Services
6.2%
Legal Services
6.0%
Electric, Gas, and Sanitary Services
5.9%
Engineering and Management Services
5.6%
Real Estate
3.2%
Security and Commodity Brokers
3.2%
Other
21.9%

(1) Pro forma for the planned return of 263 Shuman Boulevard to the lender.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. Only the Standard & Poor's credit rating has been provided.

(3) Reflects CXP's ownership share of ALR for properties held in unconsolidated joint ventures.

(4) Weighted average based on CXP's share of Annualized Lease Revenue.

Supplemental Information - Q3 2017 26

Columbia Property Trust, Inc.

Transaction Activity (2015 - 2017) - Acquisitions

Unaudited ($ in thousands) (at 10/26/2017)

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership	Purchase Price	Rentable Square Footage	$ / SF	% Leased at Acquisition
218 West 18th Street	New York, NY	10/11/2017	100.0%	$ 174,700	165,670		100.0%
245-249 West 17th Street	New York, NY	10/11/2017	100.0%	339,400	281,294		100.0%
Subtotal (2 Property Portfolio)				514,100	446,964	1,150	
229 West 43rd Street	New York, NY	8/4/2015	100.0%	516,000	481,110	1,073	97.7%
315 Park Avenue South	New York, NY	1/7/2015	100.0%	372,000	326,812	1,138	93.9%
1881 Campus Commons	Reston, VA	1/7/2015	100.0%	64,000	244,565	262	78.0%
Subtotal (2 Property Portfolio)				436,000	571,377	763	
116 Huntington Avenue	Boston, MA	1/8/2015	100.0%	152,000	270,943	561	77.8%
Total - Acquisitions (excluding Joint Ventures)				**$ 1,618,100**	**1,770,394**		

Property Purchased in Joint Venture	Location	Closing Date	% Purchased	Purchase Value	Rentable Square Footage	$ / SF	% Leased at Closing Date
1800 M Street	Washington, D.C.	10/11/2017	55%	$ 421,000	580,930	$ 725	94.0%
114 5th Avenue	New York, NY	7/6/2017	49.5%	220,000	351,451	626	100.0%
Total - Joint Ventures				**$ 641,000**	**932,381**		

Supplemental Information - Q3 2017 27

Columbia Property Trust, Inc.

Transaction Activity (2015 - 2017) - Dispositions

Unaudited ($ in thousands) (at 10/26/2017)

Dispositions							
Property Name	**Location**	**Disposition Date**	**Percent Ownership**	**Gross Sale Price**	**Rentable Square Footage**	**$ / SF**	**% Leased at Disposition**
Key Center Tower	Cleveland, OH	1/31/2017	100.0%		1,326,153		81.8%
Key Center Marriott	Cleveland, OH	1/31/2017	100.0%		NA		
Subtotal (2 Property Portfolio)				$ 267,500	1,326,153	NA	
5 Houston Center	Houston, TX	1/6/2017	100.0%		580,875		75.4%
Energy Center	Houston, TX	1/6/2017	100.0%		332,000		100.0%
515 Post Oak	Houston, TX	1/6/2017	100.0%		273,710		79.6%
Subtotal (3 Property Portfolio)				272,000	1,186,585	$ 229	83.2%
SanTan Corporate Center	Phoenix, AZ	12/15/2016	100.0%	58,500	266,531	219	100.0%
Sterling Commerce	Dallas, TX	11/30/2016	100.0%	51,000	309,586	165	100.0%
9127 S. Jamaica Street	Denver, CO	10/12/2016	100.0%	19,500	107,638	181	0.0%
80 Park Plaza	Northern New Jersey	9/30/2016	100.0%	174,500	960,689	182	85.8%
9189, 9191 & 9193 S. Jamaica Street	Denver, CO	9/22/2016	100.0%	122,000	370,485	329	100.0%
800 North Frederick	Suburban Maryland	7/8/2016	100.0%	48,000	393,000	122	0.0%
100 East Pratt	Baltimore, MD	3/31/2016	100.0%	187,000	653,135	286	98.5%
1881 Campus Commons	Reston, VA	12/10/2015	100.0%	65,000	244,565	266	91.4%
180 Park Avenue	Northern New Jersey	7/1/2015	100.0%		223,837		71.4%
170 Park Avenue	Northern New Jersey	7/1/2015	100.0%		145,000		0.0%
1580 West Nursery Road	Baltimore, MD	7/1/2015	100.0%		315,350		100.0%
Acxiom	Chicago, IL	7/1/2015	100.0%		321,852		100.0%
Highland Landmark III	Chicago, IL	7/1/2015	100.0%		272,975		68.1%
The Corridors III	Chicago, IL	7/1/2015	100.0%		221,940		95.0%
215 Diehl Road	Chicago, IL	7/1/2015	100.0%		161,865		100.0%
544 Lakeview	Chicago, IL	7/1/2015	100.0%		139,218		51.1%
Bannockburn Lake III	Chicago, IL	7/1/2015	100.0%		106,495		0.0%
Robbins Road	Boston, MA	7/1/2015	100.0%		458,237		100.0%
550 King Street	Boston, MA	7/1/2015	100.0%		490,119		100.0%
Subtotal (11 Property Portfolio)				433,250	2,856,888	152	
Total - Dispositions (excluding Joint Ventures)				**$ 1,698,250**	**8,675,255**		
Property Contributed to Joint Venture	**Location**	**Closing Date**	**% Sold / Retained**	**Contributed Value**	**Rentable Square Footage**	**$ / SF**	**% Leased at Closing Date**
University Circle	San Francisco, CA	7/6/2017	22.5% / 77.5%	$ 540,000	451,287	$ 1,197	100.0%
333 Market Street	San Francisco, CA	7/6/2017	22.5% / 77.5%	500,000	657,114	761	100.0%
Market Square	Washington, D.C.	10/28/2015	49% / 51%	595,000	687,310	866	80.5%
Total - Joint Ventures				**$ 1,635,000**	**1,795,711**		

Supplemental Information - Q3 2017 28

Columbia Property Trust, Inc.

Reconciliation of Net Income to Normalized Funds From Operations (NFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Income	**$ 101,534**	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**
Depreciation	$ 18,501	20,423	21,605	24,026	26,778
Amortization	$ 6,870	8,191	9,457	13,873	11,895
Adjustments included in loss from unconsolidated joint venture	$ 7,180	2,123	2,098	2,106	2,123
Gain on sale of real estate assets	$ (102,365)	-	(73,153)	(22,242)	(50,412)
FFO	**$ 31,720**	**$ 31,870**	**$ 34,729**	**$ 45,163**	**$ 27,282**
Non-cash carrying costs for Shuman Boulevard	$ 1,517	-	-	-	-
Loss on early extinguishment of debt	$ 280	-	45	-	18,905
Normalized FFO	**$ 33,517**	**$ 31,870**	**$ 34,774**	**$ 45,163**	**$ 46,187**
Normalized FFO per share (basic)	**$ 0.28**	**$ 0.26**	**$ 0.29**	**$ 0.37**	**$ 0.37**
Normalized FFO per share (diluted)	**$ 0.28**	**$ 0.26**	**$ 0.28**	**$ 0.37**	**$ 0.37**
Weighted-average common shares outstanding - basic	120,293	121,534	122,003	122,709	123,215
Weighted-average common shares outstanding - diluted	120,529	121,909	122,329	122,855	123,350

Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Cash Provided by Operating Activities	**$ 11,152**	**$ 30,565**	**$ 5,398**	**$ 43,387**	**$ 60,266**
Adjustments included in loss from unconsolidated joint venture	10,116	(209)	(680)	(968)	(559)
Net changes in operating assets and liabilities	6,786	(2,182)	24,886	(3,140)	(17,781)
Maintenance capital (1) (2)	(11,076)	(11,752)	(1,675)	(82,311)	(11,637)
AFFO	**$ 16,978**	**$ 16,422**	**$ 27,929**	**$ (43,032)**	**$ 30,289**
Weighted-average common shares outstanding - basic	120,293	121,534	122,003	122,709	123,215
Weighted-average common shares outstanding - diluted	120,529	121,909	122,329	122,855	123,350

(1) See page 33 of this supplemental report for a description of Maintenance Capital and page 14 for a detail of all capital expenditures.
(2) Reflects CXP's ownership share of capital expenditures for properties held in unconsolidated joint ventures (see page 18).

Supplemental Information - Q3 2017 29

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Income	**$ 101,534**	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**
Interest expense (net)	13,690	13,785	14,565	15,158	17,116
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax (benefit) expense	3	7	(388)	58	65
Depreciation	18,501	20,423	21,605	24,026	26,778
Amortization	6,870	8,191	9,457	13,873	11,895
Adjustments included in loss from unconsolidated joint venture	9,286	4,233	4,208	4,216	4,234
EBITDA	**$ 148,084**	**$ 45,972**	**$ 122,369**	**$ 82,931**	**$ 95,186**
(Gain) loss on sale of real estate assets	(102,365)	-	(73,153)	(22,242)	(50,412)
Loss on early extinguishment of debt	280	-	45	-	18,905
Adjusted EBITDA	**$ 45,999**	**$ 45,972**	**$ 49,261**	**$ 60,689**	**$ 63,679**
Asset & property management fee income	(1,154)	(498)	(474)	(467)	(511)
General and administrative - corporate	7,034	9,201	8,768	8,158	7,467
General and administrative - unconsolidated joint ventures	713	-	-	-	-
Straight line rental income (net)	(8,307)	(5,893)	(6,154)	(6,152)	(4,823)
Net effect of below market amortization	457	(271)	(587)	(611)	(682)
Adjustments included in loss from unconsolidated joint venture	930	(512)	(878)	(952)	(746)
Net Operating Income (based on cash rents)	**$ 45,672**	**$ 47,999**	**$ 49,936**	**$ 60,665**	**$ 64,384**
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (1)	(12,176)	(12,219)	(11,078)	(10,785)	(11,160)
Less Net Operating Income from:					
Acquisitions (2)	(1,493)	-	-	-	-
Dispositions (3)	(287)	(2,894)	(3,646)	(15,969)	(19,645)
Same Store Net Operating Income (based on cash rents) wholly-owned properties (4)	**$ 31,716**	**$ 32,886**	**$ 35,212**	**$ 33,911**	**$ 33,579**

(1) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).
(2) Reflects activity for the following properties acquired since July 1, 2016, for all periods presented: 114 5th Avenue (49.5% share).
(3) Reflects activity for the following properties sold since July 1, 2016, for all periods presented: University Circle (22.5% share), 333 Market Street (22.5% share), Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, and 800 North Frederick.
(4) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q3 2017 30

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Income	**$ 101,534**	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**
Interest expense (net)	13,690	13,785	14,565	15,158	17,116
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax (benefit) expense	3	7	(388)	58	65
Depreciation	18,501	20,423	21,605	24,026	26,778
Amortization	6,870	8,191	9,457	13,873	11,895
Adjustments included in loss from unconsolidated joint venture	9,286	4,233	4,208	4,216	4,234
EBITDA	**$ 148,084**	**$ 45,972**	**$ 122,369**	**$ 82,931**	**$ 95,186**
(Gain) loss on sale of real estate assets	(102,365)	-	(73,153)	(22,242)	(50,412)
Loss on early extinguishment of debt	280	-	45	-	18,905
Adjusted EBITDA	**$ 45,999**	**$ 45,972**	**$ 49,261**	**$ 60,689**	**$ 63,679**
Asset & property management fee income	(1,154)	(498)	(474)	(467)	(511)
General and administrative - corporate	7,034	9,201	8,768	8,158	7,467
General and administrative - unconsolidated joint ventures	713	-	-	-	-
Adjustments included in loss from unconsolidated joint venture	853	9	21	8	5
Net Operating Income (based on GAAP rents)	**$ 53,445**	**$ 54,684**	**$ 57,576**	**$ 68,388**	**$ 70,640**
Same Store Net Operating Income (based on GAAP rents)					
CXP Ownership of Properties in Unconsolidated Joint Ventures (1)	(13,079)	(13,099)	(12,340)	(12,050)	(12,215)
Less Net Operating Income from:					
Acquisitions (2)	(533)	-	-	-	-
Dispositions (3)	(292)	(2,998)	(3,757)	(15,416)	(22,915)
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (4)	**$ 39,541**	**$ 38,587**	**$ 41,479**	**$ 40,922**	**$ 35,510**

(1) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).

(2) Reflects activity for the following properties acquired since July 1, 2016, for all periods presented: 114 5th Avenue (49.5% share).

(3) Reflects activity for the following properties sold since July 1, 2016, for all periods presented: University Circle (22.5% share), 333 Market Street (22.5% share), Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, and 800 North Frederick.

(4) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q3 2017 31

Columbia Property Trust, Inc.

Reconciliation of Net Operating Income (based on GAAP rents), and Net Operating Income (based on cash rents)

Unaudited (in thousands)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net Operating Income (based on GAAP rents)	**$ 53,445**	**$ 54,684**	**$ 57,576**	**$ 68,388**	**$ 70,640**
Straight-line rental income, net (wholly-owned)	(8,307)	(5,893)	(6,154)	(6,152)	(4,823)
Straight-line rental income, net (joint venture)	1,095	(521)	(903)	(963)	(702)
Above/below lease market amortization, net (wholly-owned)	457	(271)	(587)	(611)	(682)
Above/below lease market amortization, net (joint venture)	(1,018)	-	4	3	(49)
Net Operating Income (based on cash rents)	**$ 45,672**	**$ 47,999**	**$ 49,936**	**$ 60,665**	**$ 64,384**

Supplemental Information - Q3 2017 32

Supplemental Information - Q3 2017 33 Annualized Lease Revenue (“ALR”): ALR is the sum of (i) annualized rental payments (defined as base rent plus operating expense reimbursements, excluding rental abatements) for executed and commenced leases as well as leases executed but not yet commenced for vacant space, and (ii) annualized parking revenues, payable either under the terms of an executed lease or vendor contract. ALR excludes rental payments for executed leases that have not yet commenced for space covered by an existing lease. Maintenance Capital: Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Maintenance capital excludes capital for recent acquisitions and first generation leasing. Investment Capital: Capital expenditures incurred to lease space to first generation tenants; to lease space that has been vacant for more than one year; to expand or repurpose building functionality in our existing portfolio; and to bring properties up to our ownership standards. We establish our ownership standards based on Class A office property characteristics typical for the respective local market, including level of finishes, systems, accessibility, and defined market presence. All costs incurred within 36 months of acquisition are considered Investment Capital. Funds From Operations (“FFO”): FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Normalized FFO: We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO. Net Operating Income (based on cash rents) (“NOI - cash rents”): NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - cash rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. Net Operating Income (based on GAAP rents) (“NOI - GAAP rents”): NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - GAAP rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs. Definitions - Other EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs. Columbia Property Trust, Inc. Definitions - Non-GAAP Financial Measures Included in this supplemental report are non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. These measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the company's financial condition and results of operations can be found below. Adjusted Funds From Operations (“AFFO”): AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) recurring capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net cash flows from operating activities or net income. Adjusted EBITDA: Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

34Supplemental Information - Q3 2017 (ii) Property acquisition of 218 West 18th Street and 245-249 West 17th Street completed on October 11, 2017 (see page 27). Columbia Property Trust, Inc. Pro Forma - Assumptions The financial and portfolio information in the following pages is prepared to give effect to the following post-quarter end transactions as if they occurred on September 30, 2017: (i) Property acquisition of 1800 M Street completed on October 11, 2017 (see page 27).

Columbia Property Trust, Inc.

Debt Overview (Pro Forma)

Unaudited ($ in thousands) (at 9/30/2017)

Debt Instrument - Secured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Mortgage Debt					
One Glenlake Parkway	December-18	5.80%	Fixed	$ 23,978	1.4%
Market Square	July-23	5.07%	Fixed	165,750 (1)	9.9%
Weighted Average / Secured - Mortgage Notes	**5.2 Years**	**5.16%**		**$ 189,728**	**11.3%**

Debt Instrument - Unsecured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Bank Facilities					
$500 Million Revolving Credit Facility (2)	July-19	LIBOR + 100 bps	Floating	$ 336,370	20.1%
$300 Million Term Loan (3)	July-20	LIBOR + 110 bps	Floating	300,000	17.9%
$150 Million Term Loan (4)	July-22	3.07%	Fixed	150,000	8.9%
Weighted Average / Bank Facilities	**2.8 Years**	**2.43%**		**$ 786,370**	**46.9%**
Bonds					
$350 Million @ 4.150%	April-25	4.15%	Fixed	$ 350,000	20.9%
$350 Million @ 3.650%	August-26	3.65%	Fixed	350,000	20.9%
Weighted Average / Bonds	**8.2 Years**	**3.90%**		**$ 700,000**	**41.8%**
Weighted Average / Unsecured	**5.3 Years**	**3.12%**		**$ 1,486,370**	**88.7%**

Weighted Average / Total Debt	**5.3 Years**	**3.35%**		**$ 1,676,098**	**100.0%**

Debt - consolidated	$ 1,510,348	
Debt - unconsolidated	165,750	
Total Debt	**$ 1,676,098**	

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr		Balance	% of Total Debt
Fixed Rate Debt	7.2 Years	4.01%		$ 1,039,728	62.0%
Floating Rate Debt	2.3 Years	2.28%		636,370	38.0%
Total	**5.3 Years**	**3.35%**		**$ 1,676,098**	**100.0%**

(1) Reflects 51% of the mortgage balance of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(2) The Revolving Credit Facility ($500MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.875% to 1.55% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.55% based on credit rating. This facility carries two six-month extension options.

(3) The $300 Million Term Loan bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.90% to 1.75% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.75% based on credit rating.

(4) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.07% per annum and terminates on July 29, 2022. The spread of 1.10% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in our consolidated statements of other comprehensive income.

Supplemental Information - Q3 2017 35

Unaudited ($ in thousands) (at 9/30/2017) Secured Unsecured Unsecured % of Interest % of Gross Mortgage Debt Bank Facilities Bonds Total Debt Total Debt Rate (1) Real Estate Assets 23,978$ -$ -$ 23,978$ 1.4% 5.80% 0.5% - 336,370 - 336,370 20.1% 2.23% 7.3% - 300,000 - 300,000 17.9% 2.33% 6.5% - 150,000 - 150,000 8.9% 3.07% 3.2% 165,750 - - 165,750 9.9% 5.07% 3.6% - - 350,000 350,000 20.9% 4.15% 7.6% - - 350,000 350,000 20.9% 3.65% 7.6% 189,728$ 786,370$ 700,000$ 1,676,098$ 100.0% 3.35% 36.3% 11.3% 46.9% 41.8% Supplemental Information - Q3 2017 36 2025 2018 2019 2020 2022 2023 Columbia Property Trust, Inc. Debt Maturities (Pro Forma) Maturity Total % of Total Debt (1) Weighted average. Includes effective rates on variable rate loans swapped to fixed. 2026 $24 $166 $336 $300 $150 $350 $350 $0 $100 $200 $300 $400 $500 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Maturity Schedule ($M) Mortgage Debt Line of Credit Term Loans Bonds 2.23% 5.80% 4.15% 3.07% 3.65% 5.07% 2.33%

Columbia Property Trust, Inc.

Property Overview - Gross Real Estate Assets\ & Annualized Lease Revenue (Pro Forma)

Unaudited ($ in thousands) (at 9/30/2017)

Property	Market	Ownership %	Secured Debt?	Gross Real Estate Assets (1)		Annualized Lease Revenue (ALR)	
229 West 43rd Street	New York, NY	100%		$ 509,040		$ 36,052	
315 Park Avenue South	New York, NY	100%		378,692		17,533	
222 East 41st Street	New York, NY	100%		299,161		15,277	(2)
95 Columbus	Jersey City, NJ	100%		204,251		24,786	
245-249 West 17th Street	New York, NY	100.0%		339,400		21,795	
218 West 18th Street	New York, NY	100.0%		174,700		10,642	
114 5th Avenue	New York, NY	49.5%		128,696	(3)	15,861	(3)
Subtotal - New York				2,033,940	**44%**	141,946	
650 California Street	San Francisco, CA	100.0%		326,984		31,672	
333 Market Street	San Francisco, CA	77.5%		286,727	(3)	19,243	(3)
221 Main Street	San Francisco, CA	100%		244,152		24,100	
University Circle	East Palo Alto, CA	77.5%		161,387	(3)	31,214	(3)
Subtotal - San Francisco				1,019,250	**22%**	106,229	
Market Square	Washington, D.C.	51%	Yes	287,549	(3)	22,642	(3)
1800 M Street	Washington, D.C.	55.0%		231,550		17,093	
80 M Street	Washington, D.C.	100%		109,649		13,389	
Subtotal - Washington, D.C.				628,748	**14%**	53,124	
Lindbergh Center	Atlanta, GA	100%		288,447		22,579	(4)
One & Three Glenlake Parkway	Atlanta, GA	100%	Yes (5)	175,112		17,939	(6)
Subtotal - Atlanta				463,559	**10%**	40,518	
Cranberry Woods Drive	Pittsburgh, PA	100%		191,669		16,010	(4)
116 Huntington Avenue	Boston, MA	100%		164,308		11,148	
Pasadena Corporate Park	Los Angeles, CA	100%		111,754		8,135	
Subtotal - Other				467,731	**10%**	35,293	
Corporate & Other				1,159		-	
Total - All Properties (3)				**$ 4,614,387**		**$ 377,110**	
Total - wholly-owned properties				**$ 3,518,478**		**$ 271,057**	
Total - CXP Share of Properties in Unconsolidated Joint Ventures				**$ 1,095,909**		**$ 106,053**	

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities.

(2) Reimbursements are excluded, as operating expenses are paid directly by the tenant.

(3) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture, including any basis differences (page 8).

(4) Reimbursements are excluded, as operating expenses, except for insurance expense, are paid directly by the tenant.

(5) Secured debt only applies to One Glenlake Parkway.

(6) Reimbursements are excluded for Three Glenlake Parkway, as operating expenses, except for insurance expense, are paid directly by the tenant.

Supplemental Information - Q3 2017 37

Unaudited (SF in thousands) (at 9/30/2017) Rentable Leased Percent Square Footage Square Footage Leased As of June 30, 2017 7,466 7,116 95.3% Acquisition (1) 114 5th Avenue - 49.5% 174 174 100.0% 1800 M Street - 55% 317 297 93.7% 218 West 18th Street 166 166 100.0% 245-249 West 17th Street 281 281 100.0% Dispositions (1) 333 Market Street - 22.5% (148) (148) 100.0% University Circle - 22.5% (101) (101) 100.0% Subtotal 8,155 7,785 Leasing Activity New Leases (2) - 63 Lease Expirations/Early Terminations (78) Net Absorption - (15) As of September 30, 2017 8,155 7,770 95.3% 12/31/16 3/31/17 6/30/17 9/30/17 Supplemental Information - Q3 2017 38 Columbia Property Trust, Inc. Occupancy Summary (Pro Forma) (1) As of acquisition/disposition date. (2) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. 90.7% 90.6% 94.1% 95.3% 95.3% 60% 70% 80% 90% 100% 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Percent Leased

Unaudited (SF & $ in thousands) (at 9/30/2017) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 385 4.7% 2,111 0.6% 34 0.4% 8,268 2.2% 124 1.5% 14,847 3.9% 196 2.4% 28,697 7.6% 693 8.5% 64,268 17.0% 1,788 21.9% 24,450 6.5% 471 5.8% 30,776 8.2% 522 6.4% 18,205 4.8% 248 3.1% 71,682 19.0% 1,607 19.7% 34,450 9.1% 771 9.5% 20,999 5.6% 280 3.4% 7,943 2.1% 123 1.5% 9,271 2.5% 174 2.1% 6,456 1.7% 83 1.0% 34,687 9.2% 656 8.1% 377,110$ 100.0% 8,155 100.0% Supplemental Information - Q3 2017 39 NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. 2028 2029 2030 2031+ Total 2023 2024 2025 2026 2027 2022 Columbia Property Trust, Inc. Lease Expiration Schedule (Pro Forma) Year Vacant 2017 2018 2019 2020 2021 0.6% 2.2% 3.9% 7.6% 17.0% 6.5% 8.2% 4.8% 19.0% 9.1% 5.6% 2.1% 2.5% 1.7% 9.2% 0.0% 5.0% 10.0% 15.0% 20.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.

Lease Expiration by Market (Pro Forma)

Unaudited (SF & $ in thousands)

	New York (1)			San Francisco (1)			Washington, D.C. (1)		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q4 2017	14	886	63.29	1	571	571.00	2	173	86.50
Q1 2018	-	-	-	20	1,502	75.10	1	36	36.00
Q2 2018	-	-	-	16	1,160	72.50	4	237	59.25
Q3 2018	-	-	-	17	1,102	64.82	12	839	69.92
Q4 2018	-	-	-	25	1,880	75.20	22	1,245	56.59
Total - 2018	-	-	-	78	5,644	72.36	39	2,357	60.44
Q1 2019	64	4,741	74.08	10	645	64.50	27	1,448	53.63
Q2 2019	-	-	-	11	1,133	103.00	7	332	47.43
Q3 2019	-	-	-	48	4,345	90.52	5	392	78.40
Q4 2019	-	-	-	15	1,067	71.13	9	744	82.67
Total - 2019	64	4,741	74.08	84	7,190	85.60	48	2,916	60.75
2020	72	4,860	67.50	172	12,059	70.11	13	1,004	77.23
2021	499	19,443	38.96	139	11,788	84.81	95	6,273	66.03
2022	83	6,009	72.40	43	3,679	85.56	107	6,150	57.48
Thereafter	1,601	106,007	66.21	1,143	65,298	57.13	530	34,251	64.62
Total	**2,333**	**$ 141,946**	**$ 60.84**	**1,660**	**$ 106,229**	**$ 63.99**	**834**	**$ 53,124**	**$ 63.70**

	Atlanta			Other			All Markets		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q4 2017	17	481	28.29	-	-	-	34	2,111	62.09
Q1 2018	-	-	-	1	64	64.00	22	1,602	72.82
Q2 2018	-	-	-	-	-	-	20	1,397	69.85
Q3 2018	6	203	33.83	-	-	-	35	2,144	61.26
Q4 2018	-	-	-	-	-	-	47	3,125	66.49
Total - 2018	6	203	33.83	1	64	64.00	124	8,268	66.68
Q1 2019	-	-	-	-	-	-	101	6,834	67.66
Q2 2019	-	-	-	-	-	-	18	1,465	81.39
Q3 2019	-	-	-	-	-	-	53	4,737	89.38
Q4 2019	-	-	-	-	-	-	24	1,811	75.46
Total - 2019	-	-	-	-	-	-	196	14,847	75.75
2020	363	8,013	22.07	73	2,761	37.82	693	28,697	41.41
2021	977	23,261	23.81	78	3,503	44.91	1,788	64,268	35.94
2022	26	787	30.27	212	7,825	36.91	471	24,450	51.91
Thereafter	272	7,773	28.58	918	21,140	23.03	4,464	234,469	52.52
Total	**1,661**	**$ 40,518**	**$ 24.39**	**1,282**	**$ 35,293**	**$ 27.53**	**7,770**	**$ 377,110**	**$ 48.53**

(1) Reflects CXP's ownership share for properties held in unconsolidated joint ventures.

(2) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

Supplemental Information - Q3 2017 40

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile (Pro Forma)

Unaudited (SF & $ in thousands) (at 9/30/2017)

Tenant	Credit Rating (1)	Number of Properties	Annualized Lease Revenue (ALR) (2)		% of ALR	Leased Square Footage	% of Leased Square Footage	Remaining Lease Term Years (3)
AT&T Corporation/AT&T Services	BBB+	1	$	22,579	6.0%	955	12.3%	3.3
Wells Fargo Bank N.A.	AA-	3		20,522	5.4%	522	6.7%	8.6
Pershing LLC	A	1		18,265	4.8%	471	6.1%	3.7
Westinghouse Electric Company	Not Rated	1		16,010	4.2%	824	10.6%	7.7
Twitter	BB-	1		15,788	4.2%	215	2.8%	7.6
NYU	AA-	1		15,277	4.1%	390	5.0%	30.8
Yahoo!	BB+	1		14,556	3.9%	193	2.5%	7.8
Snap Inc.	Not Rated	1		9,493	2.5%	121	1.6%	10.9
Newell Rubbermaid, Inc.	BBB-	1		9,315	2.5%	411	5.3%	3.1
DocuSign, Inc.	Not Rated	1		8,962	2.4%	117	1.5%	6.8
WeWork Companies Inc.	Not Rated	2		7,363	1.9%	129	1.7%	13.4
DLA Piper US, LLP	Not Rated	1		6,800	1.8%	92	1.2%	5.8
Amazon Web Services, Inc.	AA-	1		6,455	1.7%	70	0.9%	3.8
Affirm, Inc.	Not Rated	1		5,599	1.5%	86	1.1%	8.4
Oracle America, Inc.	AA-	2		5,332	1.4%	102	1.3%	5.1
Quality Technology Services	Not Rated	1		5,194	1.4%	128	1.6%	9.0
Room & Board	Not Rated	1		5,183	1.4%	60	0.8%	17.1
MongoDB, Inc.	Not Rated	1		4,741	1.3%	64	0.8%	1.3
Credit Suisse	A	1		4,500	1.2%	62	0.8%	2.5
BDG Media	Not Rated	1		4,348	1.1%	51	0.6%	11.1
Subtotal - Top 20			**$**	**206,282**	**54.7%**	**5,063**	**65.2%**	**8.6**
All other				170,828	45.3%	2,707	34.8%	6.2
Total			**$**	**377,110**	**100.0%**	**7,770**	**100.0%**	**7.5**

Tenant Industry Profile (2)


Business Services
22.6%
Depository Institutions
11.2%
Communication
6.9%
Engineering and Management Services
6.5%
Legal Services
6.1%
Nondepository Institutions
6.0%
Health Services
5.7%
Electric, Gas, and Sanitary Services
5.1%
Security and Commodity Brokers
3.1%
Real Estate
3.0%
Other
23.8%

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Only the Standard & Poor's credit rating has been provided.
(2) Reflects CXP's ownership share of ALR for properties held in unconsolidated joint ventures.
(3) Weighted average based on CXP's share of Annualized Lease Revenue.

Supplemental Information - Q3 2017 41